                                                                     Exhibit 4.3
                                                                     -----------

                                  AMENDMENT TO

              AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT OF

                           AASTROM BIOSCIENCES, INC.


          This Amendment is made as of April 22, 1997 (the "Effective Date") to that certain Amended and Restated Investors' Rights Agreement (the "Agreement") dated April 7, 1992 by and among Aastrom Biosciences, Inc. (the "Company"), H&Q Life Science Technology Fund I, H&Q London Ventures, the State Treasurer of the State of Michigan, Brentwood Associates V, L.P., Wind Point Partners II L.P., GC&H Partners, Michael B. Staebler, Stephen G. Emerson, Bernhard O. Palsson, Michael F. Clarke, R. Douglas Armstrong and the Regents of the University of Michigan (collectively, the "Investors") is entered into by and among the Company and the Investors whose signatures appear below.

                                    Recitals
                                    --------

          A.  The Agreement provides, among other things, that:

              (i) transfers of securities held by the Investors may only be made subject to certain conditions (Sections 2.1, 2.2 and 2.3 of the Agreement);
              (ii) the Company shall provide certain financial and other information to the Investors (Sections 3.1, 3.2 and 3.4 of the Agreement);
              (iii) the Investors shall have certain rights of inspection (Section 3.3 of the Agreement);
              (iv) the Company shall enter into certain proprietary information agreements with its employees (Section 3.6 of the Agreement), maintain certain insurance (Section 3.7 of the Agreement) and reimburse certain expenses of directors of the Company (Section 3.8 of the Agreement);
              (v) the Investors shall have certain registration rights with respect to Registrable Securities (as defined in the Agreement) (Sections 2.4 through 2.15, inclusive, of the Agreement) (the "Registration Rights Provisions"); and
              (vi) the Investors shall have a right of first refusal to purchase a pro rata share of New Securities (as defined in the Agreement) that may be issued from time to time by the Company (Section 4.1 of the Agreement) (the "Right of First Refusal").

          B. On February 7, 1997 and March 10, 1997, the Company issued and sold an aggregate of 3,250,000 shares of its common stock ("Common Stock") at an initial offering price per share of $7.00 in a firmly underwritten public offering registered under the Securities Act of 1933, as amended (the "IPO").

          C. The Right of First Refusal provided that it would terminate upon the closing of a firmly underwritten public offering of the Common Stock at a per share price of at least $7.50 (as adjusted to reflect the two-for-three reverse split of the Common Stock, effective January 22, 1997).

          D. In light of the Company's completion of the IPO and in order to facilitate the Company's access to capital markets, the Company has recommended to the Investors that it is in the best interests of the Company and its shareholders to terminate the Right of First Refusal.

          E. In light of the Company's status as a public company, the Company has recommended to the Investors that it is in the best interests of the Company and its shareholders to terminate certain other provisions of the Agreement that are not necessary or appropriate for a public company.

          F. Section 6.8 of the Agreement provides that the Agreement may be amended by the Company and the holders of a majority of the shares of Registrable Securities outstanding as of the date of such amendment.

          G. As of the Effective Date, the outstanding Registrable Securities consist of an aggregate of 5,293,426 shares of Common Stock, which are comprised of (i) 1,666,666 shares of Common Stock issued upon conversion of shares of the Company's Series A Preferred Stock, (ii) 2,019,998 shares of Common Stock issued upon conversion of shares of the Company's Series B Preferred Stock, (iii) 454,545 shares of Common Stock held by the Regents of the University of Michigan, and (iv) an aggregate of 1,152,217 shares of Common Stock held by Stephen G. Emerson, Bernhard O. Palsson, Michael F. Clarke and R. Douglas Armstrong.

          H. Following the effectiveness of this Amendment, the Registration Rights Provisions, the confidentiality provisions of Section 3.5 of the Agreement and the miscellaneous provisions of Section 6 of the Agreement shall remain in full force and effect as the operative provisions of the Agreement.

          I. Pursuant to that certain Stock Purchase Agreement dated January 8, 1996 by and among the Company, SBIC Partners, L.P. and the State Treasurer of the State of Michigan (together, the "Series E Purchasers"), the Company agreed to comply with the covenants of Section 3 of the Agreement (the "Covenants") with respect to the Series E Purchasers and granted the Series E Purchasers the rights and benefits of the Right of First Refusal.

          J. The Company has also recommended to the Series E Purchasers that the Covenants and Right of First Refusal be terminated.

                                    Agreement
                                    ---------

          NOW, THEREFORE, in consideration of the foregoing and the anticipated benefits to the Company and its shareholders, and in consideration of each of the other undersigned Investors entering into this Amendment, the undersigned Investors and the Company hereby agree as follows:

          1.  Termination.  The following provisions of the Agreement shall
              -----------
terminate immediately and shall have no further force or effect:

              Section 2.1:   Restrictions on Transferability;
              Section 2.2:   Restrictive Legend;
              Section 2.3:   Notice of Proposed Transfers;
              Section 3.1:   Financial Information;
              Section 3.2:   Other Information;
              Section 3.3:   Inspection Rights;
              Section 3.4:   Assignment of Rights to Information;
              Section 3.6:   Employee Agreements;
              Section 3.7:   Insurance;
              Section 3.8:   Board of Directors; and
              Section 4.1:   Right of First Refusal.

          2.  Effectiveness.  Pursuant to Section 6.8 of the Agreement, upon
              -------------
execution of this Amendment by the Company and the holders of a majority of the Registrable Securities outstanding as of the date hereof (i.e., by the holders of at least 2,646,714 shares of Common Stock), this Amendment shall be binding upon all parties to the Agreement; provided, however, that this Amendment shall have no effect unless and until the Company and the Series E Investors execute a similar agreement amending the Series E Purchase Agreement to terminate the Covenants and the Right of First Refusal.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first set forth above.

                                       THE COMPANY:

                                       AASTROM BIOSCIENCES, INC.


                                       By:   /s/ R. Douglas Armstrong
                                            --------------------------------
                                            R. Douglas Armstrong, Ph.D.
                                            President and Chief Executive
                                             Officer



                                       THE INVESTORS:

                                       H&Q LIFE SCIENCE TECHNOLOGY FUND I


                                       By:  /s/  Jackie Berterretche
                                           --------------------------------
                                       Print Name:  Jackie Berterretche

                                       Title:  Attorney-in-Fact



                                       H&Q LONDON VENTURES

                                       By:  /s/  Jackie Berterretche
                                           --------------------------------
                                       Print Name:  Jackie Berterretche
                                       Title:  Attorney-in-Fact

                                       STATE TREASURER OF THE STATE OF MICHIGAN;
                                       CUSTODIAN OF THE MICHIGAN PUBLIC SCHOOL
                                       EMPLOYEES' RETIREMENT SYSTEM, STATE
                                       EMPLOYEES' RETIREMENT SYSTEM, MICHIGAN
                                       STATE POLICE RETIREMENT SYSTEM AND
                                       MICHIGAN JUDGES RETIREMENT SYSTEM


                                       By:   /s/ Linda Rose
                                           --------------------------------
                                       Print Name:  Linda Rose
                                       Title:  Acting Administrator,
                                                 Alternative Investments



                                       BRENTWOOD ASSOCIATES V, L.P.
                                       By:  Brentwood Ventures, L.P.
                                            Its General Partner


                                       By:   /s/ G. Bradford Jones
                                           --------------------------------
                                       Print Name:  G. Bradford Jones
                                       Title:  General Partner



                                       WIND POINT PARTNERS II, L.P.


                                       By:   /s/ Robert Cummings
                                           --------------------------------
                                       Print Name:  Robert Cummings
                                       Title:  General Partner

                                       GC&H PARTNERS

                                       By:   /s/ John L. Cardoza
                                           --------------------------------
                                       Print Name:  John L. Cardoza
                                       Title:  Executive Partner


                                       ------------------------------------
                                       Michael B. Staebler



                                       /s/ Stephen G. Emerson
                                       ------------------------------------
                                       Stephen G. Emerson, Ph.D.



                                       ------------------------------------
                                       Bernhard O. Palsson


                                       ------------------------------------
                                       Michael F. Clarke



                                       /s/ R. Douglas Armstrong
                                       ------------------------------------
                                       R. Douglas Armstrong, Ph.D.

                                       THE REGENTS OF THE UNIVERSITY OF
                                       MICHIGAN:


                                       By:
                                          ------------------------------------
                                       Print Name:
                                                  ----------------------------
                                       Title:
                                             ---------------------------------